 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 5, 2012 on the balance sheet of Prosper Funding LLC.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & Co. LLP

San Francisco, California
March 5, 2012